Exhibit 10.21

2186 S Holly Commercial Lease Agreement

SECTION ONE:

1.1  Date of Lease: August  17, 2012

1.2  Landlord:                             (Make checks payable to) ->

2186 S Holly St. Suite A
Denver, Colorado 80222

303-95 7-9199
2l86SHolly@gmail.com
1.3  Tenant:  James Baughman

1.4  Intended Use: Office for geologist

1.5  Leased Premises:

Unit(s) 104 & 106 consisting of approximately
827 rentable square feet
720 usable square feet,

a portion of the land and improvements commonly known and numbered as 2186 S Holly; Denver, CO 802 2 2 ("The Building"), including a non-exclusive right, subject to the provisions hereof and "Building Rules", to use common walkways, hallways and passage ways and other common and public areas within and appurtenances to the Building collectively called "Building Complex".

1.6 Lease Term: September 1, 2012 through August 31, 2013 (Office 106 will be available on 9/3/ 12 due to carpet cleaning on 9/1 & 9/2)

If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of de lay. Tenant shall make no other claim against Landlord for any such delay.

1.7  Rental: The rent shall be $800/month (included conventional electric not WindSource power)

The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall be charged a "late fee" of $20/day for rental installments delivered after the first day of the month. Rent shall be mailed to the address in section 1.2 or placed in the rent drop box located in the break room.

1.8  Security Deposit: $ 513 (paid with previous lease)

SECTION  TWO:

2.1  Additional Provisions:

Thomas Patrick White is a licensed Colorado real estate broker (#2 2 5 571). Wade Travis Green is a licensed Colorado real estate broker (#100024480).

A current copy of the Building Rules is attached to and made part of this lease agreement.

2.2  Parking:

Tenant shall have the right to use of two space(s) in the Building Complex.

2.3  Signs:

A door plaque and lobby directory will be created with the following names:

104 – West Mountain Gold Corp.

106 – Fischer- Watt Corp.

2.4_Keys

A f ee of $10 per key will be charged for each key not returned except Mail Box Keys. A f ee of $40 per key will be charged for every Mail Box Key that is not returned.

By signing this lease you acknowledge the acceptance of the following keys:

Suite 106 Keys: #2

Front Door Keys: #2

Mail Box Keys: #104-1 #106-1

Trash Bin Keys: #0

Also please give a #104 key to Jim Creamer

2.5	5 Cleaning Permission

Tenant hereby agrees ------------- OR declinesto allow landlord's designated cleaning service to hold a key to Tenant's suite and to permit access to suite by cleaning service for the purpose of periodic cleaning.

Tenant also understands and acknowledges that it is Tenant's sole responsibility to insure said contents of Tenant's suite.

Changes to this selection must be delivered to the landlord in writing (including email).

2.6	Electric Use

The allowance for electric use for the space is 60 kW*h/month per 100 square feet of rentable space including lighting or 40 kW*h/month per 100 square feet of rentable space excluding light ing. The landlord may bill tenant for use in excess of this amount.

The tenant chooses to have their electric allowance be supplied by:

Xcel Energy Windsource renewably generated electricity__________________($ 5/month per 100 rentable square f eet cost included in amount 1.7).

Conventionally generated electricity_____________________________  INCLUDED___________________________

2.7	7 HVAC comfort range

The landlord will make every attempt to provide a comfortable working environment in accor dance with generally accepted commercial standards:

Cooling operation season (May 15 - September 15): 78 F maximum Heating operation season (Year round): 68 F minimum

The tenant may use space heaters, personal heating or cooling devices only with landlord's written permission (this does not include use of fans for ventilation). Landlord may meter the electric use of such personal comfort devices and/or charge an extra f ee for their use.

2.8	Shared Internet Service

2.8.1	Terms of Service:

Building shared Internet service "Shared Internet" is provided on a "best effort" basis. No guarantee can be made regarding connection speeds or uptime.

Tenant is responsible for purchasing, installing, configuring, and maintaining the necessary networking equipment for connecting their office to the Shared Internet. Landlord may provide equipment loans, setup advice or assistance; however, the responsibility for con necting to the Shared Internet and maintaining a connection to the Shared Internet remains the Tenant's.

Tenant is responsible for the security of their own computers, equipment and data. If ten ant is not personally knowledgeable about computer security they will consult with a knowledgeable computer security expert about how to best secure their computers and data. Computer security procedures include-but are not necessarily limited to-the follow ing:

. Data backup
. Regular operating system updates
. Computer firewalls
. Anti-virus software and virus definition updates
. Office firewalls

2.8.2	Release of Liability:

Tenant understands the possibility of the following, but not limited to: loss of data, corrup tion of software, loss of privacy and exploitation of resources, infiltration of viruses, Tro jans and worms, which may cause the following but not limited to: loss of time, energy,and monetary resources, as well as cause emotional, social, psychological, physical, finan cial distress.

As part of connecting to the Shared Internet the Tenant releases Landlord for all liability consequent to their use of the service.

SECTION THREE:

This Commercial Lease Agreement ("Lease") is made by and between "Landlord" and "Tenant". Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provi sions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valu able consideration, it is agreed:

3. Use.

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of stor ing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

The Landlord is leasing the space for the use described in Section 1.4. Use of the space for pur poses without the Landlord's written consent is a violation of the terms of this lease following which Landlord can choose to terminate this Lease.

If a Colorado or local license is required at the time of this lease, or becomes required during the term of this lease, for the use described in Section 1.4, then the tenant shall obtain the necessary license, maintain it in good standing and provide a copy of this license to the Landlord.

3.2	Sublease and Assignment.

Tenant shall have the right, without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises or assign this Lease in whole or in part without Landlord's consent. Such consent not to be unreasonably with held or delayed.

3.3	Repairs.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises to the extent the needed repairs are caused by Tenant's occupancy of the Leased Prem ises and not by normal wear and tear. Landlord shall be responsible for repairs to all structural elements of the Building and Leased Premises, including without limit major mechanical systems and the roof , as well as for any necessary repairs to the Leased Premises not resulting from Ten ant's occupancy of the Premises (e.g., repairs necessitated by flooding or other natural disaster).

3.4 Tenant's use.

Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redeco rate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and  install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, ma chinery, trade fixtures and temporary installations, whether acquired by Tenant at the com mencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense. At the end of the lease term the tenant shall remove the same and repair any damages caused by removal.

Tenant shall keep all portions of the Premises in good order, condition and repair during the Lease Term (excluding normal wear and tear).

3.5 Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

3.6. Insurance.

A. If the Leased Premises or any other party of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B.  Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including re movable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehen sive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insur ance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof . Landlord shall be listed as an additional insured on Tenant's policy or policies of compre hensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

3.7	7 Utilities.

The landlord shall provide the building with electric service, gas (building heat), water, sewer, and trash and will pay the costs of these utilities.

Tenant acknowledges that the Leased Premises are designed to provide standard off ice use electri cal facilities and standard office lighting. Tenant shall not use any equipment or devices that util ize excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wir ing or interfere with electrical services to other tenants.

3.8	Signs.

Following Landlord's consent Tenant shall have the right to place on the Leased Premises, at loca tions selected by Tenant, any signs which are permitted by applicable zoning ordinances and pri vate restrictions. Landlord may ref use consent to any proposed sign that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

3.9 Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

3.10	Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Building or in reasonable proximity thereto, for Tenant and Tenant's agents and em ployees. Tenant shall provide Landlord with a list of all license numbers for the cars owned by Tenant, its agents and employees.

Vehicles shall not be parked on the premises for more than 24-hours consecutively.

3.11	Building Rules.

Tenant will comply with the rules of the Building ("Building Rules") adopted and altered by Land lord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Build ing are attached hereto and incorporated herein for all purposes.

3.12	Damage and Destruction.

Subject to Section 3.6 above, if the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural def ects that the same cannot be used for Ten ant's purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Prem ises unusable for Tenant's purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materi als or labor or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant's purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensu ing payments, if any, but if no further payments are to be made, any such advance payments shall be ref unded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant's reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant's purposes.

3.13 Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fif teen (15) days af ter written notice has been given to Tenant by Landlord-or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days af ter notice thereof in writing to Tenant by Landlord without correction there of -then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Land lord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

3.14 Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and unin terrupted possession of the Leased Premises during the term of this Lease.

3.15 Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the con demning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

3.16	Subordination.

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof , but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its dis cretion.

Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Prem ises of the Building, and Tenant agrees upon demand to execute such further instruments subor dinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is un modified and in full force and effect (or if there have been modifications, that the same is in f ull force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Land lord shall reasonably require.

3.17	Security Deposit.

The Security Deposit  shall be held by Landlord without  liability for interest and as security for the performance  by Tenant  of  Tenant's covenants and obligations under  this Lease,  it being  expressly understood  that the Security Deposit  shall not be considered an advance payment  of  rental or a measure of Landlord's damages in case of  default by Tenant. Unless otherwise provided by man datory non-waivable law or regulation, Landlord may commingle the Security Deposit with Land lord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant ·is not in default at the termination of this Lease, the balance of the Security Deposit remaining af ter any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

3.18	Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested. Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by writ ten notice thereof to the other party.

Notice by email is also deemed sufficiently given when a reply message acknowledging receipt has been returned to the original sender.

3.19	Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

3.20	Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

3.21	Memorandum of Lease.

The parties  hereto  contemplate that this Lease should not and shall not be filed for record,  but in lieu thereof , at the request  of either party, Landlord and Tenant shall execute a Memorandum  of Lease to be recorded  for the purpose  of giving record notice of  the appropriate  provisions  of  this Lease.

3.22	Headings.

The headings used in this Lease are for convenience of the parties only and shall not be consid ered in interpreting the meaning of any provision of this Lease.

3.23	Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

3.24	Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

3.2 S Landlord's Services.

Landlord shall maintain the Building Complex in good condition and repair. Janitorial service to the Premises three days per week, holidays excluded; water sufficient for normal office use of the Premises. Landlord shall not be liable for damages nor shall any rent be abated for failure to fur nish, or delay in furnishing any such service which is occasioned by needed repairs, renewals or improvements, or by any strike or labor controversy, or by any act or default of Tenant, or due to the inability of Landlord to obtain fuel or power from any utility company, or for any cause be yond the reasonable control of Landlord.

3.26	Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or here af ter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, or ders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

3.27	7 Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

3.28	Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Colorado.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above writ ten.

       /s/ James Baughman 8/31/12

      James Baughman

       Authorized signature + date

Thomas White, Manager for 2186 S. Holly LLC

9/3/12

Tenant contact info: Alternate address Street: City, State, Zip:

Phone: Email: